CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1
(Amendment No. 1 to Form SB-2) of our report dated February 24, 2000 relating to the financial statements of Empire Financial Holding Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 22, 2000